CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees and Shareholders

Wells Fargo Funds Trust

We consent to the use of our reports dated July 29, 2013, with respect to the financial statements of Wells Fargo Advantage WealthBuilder Conservative Allocation PortfolioSM, Wells Fargo Advantage WealthBuilder Equity PortfolioSM, Wells Fargo Advantage WealthBuilder Growth Allocation PortfolioSM, Wells Fargo Advantage WealthBuilder Growth Balanced PortfolioSM, Wells Fargo Advantage WealthBuilder Moderate Balanced PortfolioSM, and Wells Fargo Advantage WealthBuilder Tactical Equity PortfolioSM (collectively referred to as the Wells Fargo Advantage WealthBuilder Portfolios), six of the portfolios comprising the Wells Fargo Funds Trust, as of May 31, 2013, incorporated herein by reference, and to the reference to our firm under the captions “Financial Highlights” in the Prospectuses and “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” in the Statement of Additional Information.

/s/ KPMG

Boston, Massachusetts

September 24, 2013